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                                                                 EXHIBIT 23.2




                  CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated Stock Plan and Amended and Restated Employee Stock Purchase Plan of ALZA Corporation ("ALZA") of our report dated February 16, 1996, with respect to the consolidated financial statements of ALZA incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                       Ernst & Young LLP

Palo Alto, California
February 13, 1997